                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 30, 1995



                               MARKEL CORPORATION
             (Exact name of registrant as specified in its charter)

           Virginia                      0-15458                54-0292420
(State or other jurisdiction of        (Commission           (I.R.S. employer
incorporation or organization)        file number)        identification number)

                4551 Cox Road, Glen Allen, Virginia  23060-3382
                    (Address of principal executive offices)
                                   (Zip code)

                                 (804) 747-0136
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 2. Acquisition or Disposition of Assets

On May 30, 1995 Markel Corporation (the Registrant) acquired all of the issued and outstanding shares of common stock of Lincoln Insurance Company (Lincoln) from Lincoln Insurance Group, Inc. (LIGI) an operating unit of The Thomson Corporation. Total consideration for the stock of Lincoln and certain other agreements was approximately $24.3 million. Markel funded the transaction with available cash on hand and borrowings of $17.0 million under existing lines of credit with Crestar Bank, Chase Manhattan Bank (National Association) and First Union National Bank of North Carolina. LIGI also provided an Indemnification Agreement with respect to adverse development in reserves for loss and loss adjustment expenses and reserves for uncollectible reinsurance. The Indemnification Agreement is guaranteed by The Thomson Corporation.

Markel expects to significantly reorganize Lincoln and renew certain portions of Lincoln's business in Essex Insurance Company (Essex), an existing subsidiary of the Registrant. Lincoln is a Delaware domiciled excess and surplus lines insurance company. Lincoln's total assets, total liabilities and net worth at March 31, 1995, as adjusted to reflect certain preacquisition transactions, were approximately $80.7 million, $52.4 million and $28.3 million, respectively.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     a)  Financial Statements of Business Acquired

         The following financial statements for Lincoln Insurance Company are included as part of this report:

         Independent Auditor's Report
         Balance Sheets December 31, 1994 and 1993
         Statements of Income for the years ended December 31, 1994 and 1993 Statements of Stockholder's Equity December 31, 1994 and 1993 Statements of Cash Flows for the years ended December 31, 1994 and 1993 Notes to Financial Statements

     b)  Pro Forma Financial Information (Unaudited)

         The following pro forma financial information is included as part of this report:

         Pro Forma Consolidated Balance Sheet March 31, 1995
         Pro Forma Consolidated Statement of Income for the three months ended
           March 31, 1995
         Pro Forma Consolidated Statement of Income for the year ended
           December 31, 1994

     c)  Exhibits

         The Exhibits listed on the Exhibit Index are filed as part of this report.

Item 7a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103-4094
Telephone 215 575-5000


                       REPORT OF INDEPENDENT ACCOUNTANTS

March 29, 1995

To the Board of Directors of
Lincoln Insurance Company

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Lincoln Insurance Company (the Company) at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed more fully in Note A and Note E to the financial statements, in 1994 the Company's parent announced its intention to sell all the common stock of the Company. In addition, in 1994, the Company implemented a new accounting pronouncement for investments and, in 1993, implemented new accounting pronouncements related to accounting for income taxes and reinsurance.


Price Waterhouse LLP

                           LINCOLN INSURANCE COMPANY
        (A wholly-owned subsidiary of the Lincoln Insurance Group, Inc.)

                                 Balance Sheets


                                                                                                   December 31,
                                                                                         --------------------------------
                                                                                              1994               1993
- -------------------------------------------------------------------------------------------------------------------------
ASSETS
Investments, available for sale:
   Bonds, at estimated fair value in 1994 (amortized cost $80,612,043)
     and at amortized cost in 1993 (estimated fair value $70,758,034)                    $ 77,862,188        $ 70,018,605
   Short-term investments, at estimated fair value,
     which approximates cost                                                                1,000,000                  --
- -------------------------------------------------------------------------------------------------------------------------
                                                                                           78,862,188          70,018,605
Cash and cash equivalents                                                                     651,713           1,479,251
Accrued investment income                                                                   1,287,230           1,044,248
Notes receivable--affiliates                                                               44,660,000          44,660,000
Agents' balances, less allowances (1994--$245,000 and 1993--$210,000)                       4,615,721           4,313,208
Reinsurance recoverable on unpaid claims and claim
    adjustment expenses, less allowances (1994--$625,000 and 1993--$505,000)                7,663,082           5,489,032
Reinsurance and deductible recoverables on paid claims and claim adjustment expenses,
    less allowances (1994--$247,947 and 1993--$250,975)                                       583,729             572,739
Unearned reinsurance premiums                                                                 274,308             390,281
Deferred income taxes, net                                                                  4,550,877           3,260,464
Deferred acquisition costs                                                                  2,869,190           2,522,465
- -------------------------------------------------------------------------------------------------------------------------
               TOTAL ASSETS                                                              $146,018,038        $133,750,293
=========================================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Unpaid claims and claim adjustment expenses                                              $ 36,651,246        $ 29,511,005
Unearned premiums and deposit premium liabilities                                          11,422,987          10,070,085
Reinsurance balances payable                                                                3,145,297           3,133,875
Federal income taxes payable                                                                3,325,881                  --
Dividends payable to stockholder                                                            1,121,181             858,333
Payable to affiliates                                                                         480,921             568,609
Drafts outstanding                                                                            402,093             483,560
Accrued expenses and other liabilities                                                        626,532             598,845
Redeemable preferred stock                                                                 50,000,000          50,000,000
- -------------------------------------------------------------------------------------------------------------------------
               TOTAL LIABILITIES                                                          107,176,138          95,224,312
- -------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies--Note G

Stockholder's equity:
      Common stock, $100 par value;  35,000 shares authorized, issued, and outstanding      3,500,000           3,500,000
      Additional paid-in capital                                                           24,023,565          24,023,565
      Retained earnings                                                                    13,105,741          11,002,416
      Net unrealized loss on investments                                                   (1,787,406)                 --
- -------------------------------------------------------------------------------------------------------------------------
               TOTAL STOCKHOLDER'S EQUITY                                                  38,841,900          38,525,981
- -------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                               $146,018,038        $133,750,293
=========================================================================================================================

The notes are an integral part of these financial statements.

                           LINCOLN INSURANCE COMPANY
        (A wholly-owned subsidiary of the Lincoln Insurance Group, Inc.)

                              STATEMENTS OF INCOME

                                                                                              Year Ended December 31,
                                                                                          -------------------------------
                                                                                              1994                1993
- -------------------------------------------------------------------------------------------------------------------------
Underwriting:
   Premiums earned                                                                        $23,330,099         $19,686,842

   Claims and claim adjustment expenses incurred                                           13,860,215          12,795,498
   Commissions and brokerage, net                                                           5,054,783           4,274,026
   Other underwriting expenses                                                              3,444,266           2,949,775
- -------------------------------------------------------------------------------------------------------------------------
                                                                                           22,359,264          20,019,299
- -------------------------------------------------------------------------------------------------------------------------
               UNDERWRITING INCOME (LOSS)                                                     970,835            (332,457)
- -------------------------------------------------------------------------------------------------------------------------
Investment:
   Net investment income                                                                    7,563,564           6,818,605
   Net realized gains on investments                                                           30,615             616,562
- -------------------------------------------------------------------------------------------------------------------------
                            INVESTMENT INCOME                                               7,594,179           7,435,167
- -------------------------------------------------------------------------------------------------------------------------
Other income                                                                                      465                 234
- -------------------------------------------------------------------------------------------------------------------------
               INCOME BEFORE INCOME TAXES AND
       CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                               8,565,479           7,102,944

Provision for federal income taxes                                                          2,997,917           2,203,817
- -------------------------------------------------------------------------------------------------------------------------
                     INCOME BEFORE CUMULATIVE
                  EFFECT OF ACCOUNTING CHANGE                                               5,567,562           4,899,127
- -------------------------------------------------------------------------------------------------------------------------
                  CUMULATIVE EFFECT OF CHANGE
               IN ACCOUNTING FOR INCOME TAXES                                                      --           5,277,177
- -------------------------------------------------------------------------------------------------------------------------
                          NET INCOME                                                      $ 5,567,562         $10,176,304
=========================================================================================================================

The notes are an integral part of these financial statements.

                           LINCOLN INSURANCE COMPANY
        (A wholly-owned subsidiary of the Lincoln Insurance Group, Inc.)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                          Net Unrealized
                                Common             Paid-In             Retained            Gain (Loss)
                                 Stock             Capital             Earnings           on Investments         Total
- -------------------------------------------------------------------------------------------------------------------------

Balance at
  January 1, 1993            $ 3,500,000        $ 24,023,565        $  3,867,779          $        --        $ 31,391,344

Net income                            --                  --          10,176,304                   --          10,176,304

Dividends to stockholder              --                  --          (3,041,667)                  --          (3,041,667)
- -------------------------------------------------------------------------------------------------------------------------

Balance at
  December 31, 1993            3,500,000          24,023,565          11,002,416                   --          38,525,981

Net income                            --                  --           5,567,562                   --           5,567,562

Dividends to stockholder              --                  --          (3,464,237)                  --          (3,464,237)

Cumulative effect of change
  in accounting for
  investments, net of
  income taxes                        --                  --                  --              480,629             480,629

Net unrealized loss on
  investments, net of
  income taxes                        --                  --                  --           (2,268,035)         (2,268,035)
- -------------------------------------------------------------------------------------------------------------------------

Balance at
  December 31, 1994          $ 3,500,000        $ 24,023,565        $ 13,105,741          $(1,787,406)       $ 38,841,900
=========================================================================================================================


The notes are an integral part of these financial statements.

                           LINCOLN INSURANCE COMPANY
        (A wholly-owned subsidiary of the Lincoln Insurance Group, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                                                             Year Ended December 31,
                                                                                         --------------------------------
                                                                                              1994               1993
- -------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                                $ 5,567,562        $ 10,176,304
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Change in:
      Agents' balances                                                                       (302,513)           (618,510)
      Unearned premiums                                                                     1,352,902           1,244,082
      Unpaid claims and claim
        adjustment expenses                                                                 7,140,241           2,040,821
      Reinsurance and deductible
        recoverables                                                                       (2,069,067)          1,366,251
      Federal income taxes payable                                                          3,325,881                  --
      Accrued investment income                                                              (242,982)             40,220
      Reinsurance balances payable                                                             11,422             685,814
      Payable to affiliates                                                                   (87,688)           (265,304)
      Accrued expenses and other liabilities                                                  (53,780)            269,900
      Deferred acquisition costs                                                             (346,725)           (314,369)
Deferred income taxes-net                                                                    (327,964)         (3,073,360)
Net amortization of bond premiums                                                              80,631             207,501
Net realized gains on investments                                                             (30,615)           (616,562)
- -------------------------------------------------------------------------------------------------------------------------
                           NET CASH PROVIDED BY
                           OPERATING ACTIVITIES                                            14,017,305          11,142,788
- -------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of investment securities                                                        (163,842,868)        (71,860,714)
Sales and maturities of investment securities                                             152,199,414          63,654,613
- -------------------------------------------------------------------------------------------------------------------------
                           NET CASH USED IN
                      INVESTMENT ACTIVITIES                                               (11,643,454)         (8,206,101)
- -------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Dividends paid                                                                             (3,201,389)         (2,616,967)
- -------------------------------------------------------------------------------------------------------------------------
                           NET CASH USED IN
                       FINANCING ACTIVITIES                                                (3,201,389)         (2,616,967)
- -------------------------------------------------------------------------------------------------------------------------
                 NET INCREASE (DECREASE) IN
                  CASH AND CASH EQUIVALENTS                                                  (827,538)            319,720

               CASH AND CASH EQUIVALENTS AT
                          BEGINNING OF YEAR                                                 1,479,251           1,159,531
- -------------------------------------------------------------------------------------------------------------------------
               CASH AND CASH EQUIVALENTS AT
                                END OF YEAR                                               $   651,713        $  1,479,251
=========================================================================================================================

The notes are an integral part of these financial statements.

                           LINCOLN INSURANCE COMPANY
        (A wholly-owned subsidiary of the Lincoln Insurance Group, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1994

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

The Company is wholly-owned by the Lincoln Insurance Group, Inc. (LIGI), an insurance holding company domiciled in the State of Delaware. LIGI is wholly-owned by the Thomson Newspapers Holdings Inc. (TNHI). TNHI is ultimately wholly-owned by The Thomson Corporation, which is approximately 70% owned by members of, or companies controlled by members of, the family of the late Lord Thomson of Fleet.

In 1994, The Thomson Corporation announced its intention to cause LIGI to sell all of the common stock of the Company. Prior to the closing date of the anticipated sale, the preferred stock of the Company will be redeemed through an assignment by the Company of the notes receivable from affiliates in the amount of $44,660,000 to the preferred stockholder and the payment of $5,340,000 of cash. Also prior to the anticipated sale, the Company intends to declare an extraordinary dividend of approximately $11,500,000, subject to regulatory approval.

Revenue Recognition:

Premiums are recognized as revenue on a straight-line basis calculated monthly over the terms of the respective policies. Earned premiums are stated net of amounts ceded to reinsurers.

Deferred Policy Acquisition Costs:

Acquisition costs such as commissions, premium taxes, and certain other underwriting expenses, net of reinsurance commissions received, are deferred and amortized ratably over the terms of the related contracts. Anticipated claims and claim adjustment expenses and policy overhead expenses are considered in determining the recoverability of such acquisition costs.

Investments:

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994. All investments are considered available-for-sale and are recorded at estimated fair value, generally based on quoted market prices. The net unrealized gain or loss on investments, net of deferred income taxes, is included as a separate component of stockholders' equity.

Premiums and discounts are amortized or accreted over the life of the related bond as an adjustment to yield using the effective interest method. Interest income is recognized when earned. Gains or losses on the disposal of investments are determined on a specific identification basis and are included in operations.

Prior to January 1, 1994, bonds were carried at amortized cost.

Unpaid Claims and Claim Adjustment Expenses:

The ultimate cost of claims arising from insured events is subject to numerous uncertainties that are normal, recurring and inherent in the property and casualty business. The process of establishing the liability for unpaid claims and claim adjustment expenses is based upon:

   1. Estimates of the cost of claims reported prior to the close of the accounting period in respect to direct and assumed business, together with an estimate of the costs of settlement of those claims, and are net of estimated salvage and subrogation;

   2. Estimates, based on historical experience, augmented by relevant industry trends and other data, of the costs of claims not yet reported to the Company.

The Company employs actuarial techniques to estimate the ultimate cost of incurred claims and claim adjustment expenses. These actuarial estimates are updated at least annually and the projected ultimate costs are revised based upon the Company's most recent loss and premium development statistics. Changes in claims estimates are charged or credited to income in the period in which they become known. The liability for unpaid claims and allocated claim adjustment expenses has been certified as to its adequacy by an independent actuary as of December 31, 1994 and 1993.

Estimating liabilities for unpaid claims and reinsurance recoveries for asbestos-related illnesses and toxic waste cleanup claims is subject to significant uncertainties that are generally not present for other types of claims. The ultimate cost of these claims cannot be reasonably estimated using traditional loss estimating techniques. The Company establishes liabilities for reported asbestos-related and toxic waste clean-up claims, including costs of related litigation, as information permits. This information includes the status of current law and coverage litigation, whether an insurable event has occurred, which policies and policy years might be applicable and which insurers may be liable, if any. In addition, incurred but not reported liabilities have been established by management to cover potential additional exposure on both known and unasserted claims. Given the expansion of coverage and liability by the courts and the legislatures in the past and the possibilities of similar interpretations in the future, there is significant uncertainty regarding the extent of insurers' liability. Because of the significant uncertainties involved, as discussed above, and the likelihood that these uncertainties will not be resolved in the near future, management is unable to reasonably estimate the amount of additional liability that could develop, if any.

In management's judgment, information currently available has been adequately considered in estimating the Company's ultimate cost of insured events and future changes in these estimates are not likely to have a material adverse effect on the Company's financial condition.

Reinsurance:

In the normal course of business, the Company seeks to reduce losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. The Company's current property catastrophe reinsurance program provides for approximately $3.42 million of coverage for aggregate losses in excess of $400,000. The Company's current reinsurance program also provides for $4.75 million of coverage for casualty losses in excess of $250,000 and provides for $400,000 of coverage for property losses in excess of $100,000 on a per occurrence basis. These programs are renewed in October of each year. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. Charges for uncollectible reinsurance are included in other underwriting expenses. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risks arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Certain reinsurance agreements require cash deposits or letters of credit to be deposited with the Company as security for the reinsurer's obligations.

The Company has unsecured reinsurance recoverables that exceed 3% of the Company's capital and surplus as of December 31, 1994 from Continental Reinsurance Corporation in the amount of $1,424,675.

The effect of reinsurance on premiums written and earned is as follows:

                  1994                 Written                        Earned
                  -------------------------------------------------------------
                  Direct            $ 28,431,599                   $ 27,078,697
                  Ceded               (3,632,625)                    (3,748,598)
                  -------------------------------------------------------------
                                    $ 24,798,974                   $ 23,330,099
                  =============================================================


                  1993                 Written                        Earned
                  -------------------------------------------------------------
                  Direct            $ 24,157,239                   $ 22,913,157
                  Ceded               (3,287,880)                    (3,226,315)
                  -------------------------------------------------------------
                                    $ 20,869,359                   $ 19,686,842
                  =============================================================

The Company in 1993 adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts." Reinsurance balances previously netted against claim liabilities and unearned premiums are now classified as assets in the balance sheet.

Income Taxes:

The Company is a member of an affiliated group for federal income tax purposes, all members of which have elected to file a consolidated federal income tax return with their ultimate U.S. parent, Thomson U.S. Holdings Inc. (TUSHI). The consolidated federal income tax liability, if any, is allocated to the members in accordance with terms of a tax-sharing agreement adopted by the members of the affiliated group. Under the terms of the agreement, each profitable member accrues federal income tax based upon its taxable income determined on a separate company basis. Net operating losses carried forward from prior years can be used by the Company to offset current year taxable income to the extent the net operating losses incurred by the Company would otherwise be utilized if the Company were to file a separate tax return. Notwithstanding the tax-sharing agreement, the Company is jointly and severally liable for all federal income taxes of the consolidated group.

Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes". The adoption of SFAS No. 109, which was done prospectively, changes the Company's method of accounting for income taxes from the deferred method (Accounting Principles Board Opinion (APB) No. 11) to an asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The net adjustment to the January 1, 1993 balance sheet to adopt SFAS No. 109 amounted to $5,277,177. This amount is reflected in 1993 net income as the cumulative effect of a change in accounting. This cumulative effect primarily represents recognition of the benefit of net operating loss carryforwards and deductible temporary differences that could not be recognized under APB No. 11 (See Note E).

Statutory Surplus and Dividend Restrictions

Under applicable Delaware insurance laws and regulations, the Company is required to maintain a minimum capital and surplus of $750,000. The maximum amount of dividends which can be paid by Delaware insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to the insurance laws and statutory unassigned surplus. Statutory unassigned deficit at December 31, 1994, was $39,898,671. Therefore, the Company cannot pay dividends in 1995 without prior approval by the Insurance Commissioner. Subject to this restriction, dividends are paid as determined by the Board of Directors.

Retirement Plans:

The Company participates in the Lincoln Insurance Group, Inc. Pension Plan which covers all employees of LIGI and its subsidiary companies. The annual liabilities and expenses for the plan are recorded in the accounts of an affiliated company which employs all eligible participants, and are paid to a pension trust established for the benefit of plan members. The annual liability is limited to the annual contribution required by the plan agreement, which is based upon 4.5% of qualified employee earnings up to the Social Security taxable wage base, plus 9% of employee earnings in excess of the Social Security taxable wage base.

The Company also participates in the Lincoln Insurance Group, Inc. Employee Savings Plan (the Savings Plan) which covers all employees of the companies. The annual liabilities for the Savings Plan are recorded in the accounts of an affiliated company employing eligible participants and are paid to a common trust established for the benefit of Savings Plan members. Participants may elect to make contributions in one percent increments of gross compensation, subject to established limits. The affiliated company matches 33 1/3% of the first 3% of compensation deferred by employees. Participants are immediately vested in all contributions.

As the Company participates in a management agreement among LIGI and its affiliates (Note F) and it employs no staff, the Company records no direct retirement plan expense or liability.


NOTE B--REDEEMABLE PREFERRED STOCK

The Company has authorized, issued, and outstanding 5,000 shares of $.01 par value Adjustable Rate Cumulative Redeemable Preferred Stock with a total carrying value of $50,000,000 at December 31, 1994 and 1993. The preferred stock is non-voting and has a liquidation and redemption value equal to its carrying value of $10,000 per share. The preferred stock is redeemable at the Company's option any time after October 30, 1996 and must be redeemed by October 30, 2001. If LIGI enters into an agreement to sell the common stock of the Company, as described in Note A, the Company's articles of incorporation will be amended to permit immediate redemption of the preferred stock. Dividends, if and when declared, are payable at a rate of $10,000 per share times the prime rate at the beginning of a dividend period.

Dividends in the amount of $3,201,389 and $2,616,967 were paid during 1994 and 1993, respectively. Dividends in the amount of $1,212,181 and $858,333 were accrued as of December 31, 1994 and 1993, respectively.

NOTE C--INVESTMENTS

The amortized cost and fair values of debt securities as of December 31, 1994 and 1993 are as follows:

                                                                         Gross              Gross
                                                  Amortized           Unrealized          Unrealized             Fair
                                                    Cost                 Gain               Losses              Value
- -------------------------------------------------------------------------------------------------------------------------
1994
- ----
U.S. Treasury securities                        $ 46,450,115           $     324          $(2,028,387)       $ 44,422,052
Corporate securities                              28,741,695               4,015             (423,209)         28,322,501
Mortgage-backed securities                         5,420,233                 682             (303,280)          5,117,635
- -------------------------------------------------------------------------------------------------------------------------
                                                $ 80,612,043           $   5,021          $(2,754,876)       $ 77,862,188
=========================================================================================================================

1993
- ----
U.S.Treasury securities                         $ 39,127,795           $ 249,250          $  (134,359)       $ 39,242,686
Corporate securities                              25,718,728             556,302              (91,072)         26,183,958
Mortgage-backed securities                         5,172,082             190,000              (30,692)          5,331,390
- -------------------------------------------------------------------------------------------------------------------------
                                                $ 70,018,605           $ 995,552          $  (256,123)       $ 70,758,034
=========================================================================================================================

The amortized cost and fair values of debt securities at December 31, 1994 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Amortized
                                                     Cost                                  Fair Value
- -----------------------------------------------------------------------------------------------------
Due in one year or less                         $ 20,648,952                             $ 20,572,713
Due after one year through five years             57,391,187                               54,803,772
Due after five years through ten years               780,353                                  760,493
Due after ten years                                1,791,551                                1,725,210
- -----------------------------------------------------------------------------------------------------
                                                $ 80,612,043                             $ 77,862,188
=====================================================================================================

Mortgaged-backed securities not due at a single maturity with an amortized cost of $1,420,232 are included in the above schedule at their ultimate maturity date.

Components of net investment income for the year ended December 31 were as follows:

                                                     1994                                     1993
- -----------------------------------------------------------------------------------------------------
 Debt securities                                 $ 4,052,635                              $ 3,832,047
 Notes receivable-affiliates                       3,637,323                                3,126,180
 Cash and cash equivalents                            64,172                                   37,551
 Other                                                12,964                                    8,465
- -----------------------------------------------------------------------------------------------------
                                                   7,767,094                                7,004,243
 Less investment expenses                            203,530                                  185,638
- -----------------------------------------------------------------------------------------------------
   Net investment income                         $ 7,563,564                               $6,818,605
=====================================================================================================

Proceeds from sales of debt securities were $15,214,165 and $45,111,155 in 1994 and 1993, respectively. Gross realized gains on such sales were $45,048 and $656,922 and gross realized losses were $14,433 and $40,360 for 1994 and 1993, respectively.

Securities with a book value of $9,074,964 and $7,391,740 at December 31, 1994 and 1993, respectively, were on deposit to meet various statutory insurance requirements.


NOTE D--UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES

Activity in the liability for unpaid claims and claim adjustment expenses is summarized as follows:

                                                     1994                                    1993
- -----------------------------------------------------------------------------------------------------
Balance at January 1
  Direct liabilities                            $ 29,511,005                             $ 27,470,184
  Less reinsurance recoverables                    5,489,032                                7,240,887
- -----------------------------------------------------------------------------------------------------
Net Balance at January 1                          24,021,973                               20,229,297
- -----------------------------------------------------------------------------------------------------

Incurred related to:
  Current year                                    14,609,785                               13,581,764
  Prior years                                       (749,570)                                (786,266)
- -----------------------------------------------------------------------------------------------------
Total incurred                                    13,860,215                               12,795,498
- -----------------------------------------------------------------------------------------------------

Paid related to:
  Current year                                     3,160,850                                3,462,452
  Prior years                                      5,853,174                                5,515,370
- -----------------------------------------------------------------------------------------------------
Total paid                                         9,014,024                                8,977,822
- -----------------------------------------------------------------------------------------------------

Change in allowance for uncollectible
   reinsurance recoverable on unpaid
   claims and claim adjustment expenses              120,000                                  (25,000)
- -----------------------------------------------------------------------------------------------------

Balance at December 31
  Net liabilities                                 28,988,164                               24,021,973
  Plus reinsurance recoverables                    7,663,082                                5,489,032
- -----------------------------------------------------------------------------------------------------
Direct liabilities at December 31               $ 36,651,246                             $ 29,551,005
=====================================================================================================

NOTE E--INCOME TAXES

The provision for income taxes for the year ended December 31 was as follows:

                                                      1994                                    1993
- -----------------------------------------------------------------------------------------------------
Current Federal                                  $ 3,688,854                              $ 3,176,507
Deferred                                            (327,964)                               2,203,817
Benefit of net operating loss carryforward          (362,973)                              (3,176,507)
- -----------------------------------------------------------------------------------------------------
                                                 $ 2,997,917                              $ 2,203,817
=====================================================================================================

As a result of the Omnibus Budget Reconciliation Act of 1993, the federal corporate income tax rate increased by one percent retroactive to January 1, 1993. Deferred tax expense for 1993 includes a benefit of $282,214 related to an increase in the Company's net deferred tax asset as of January 1, 1993 due to the effect of the tax rate increase.

A reconciliation of the Federal statutory income tax rate to the Company's effective income tax rate for the year ended December 31 was as follows:

                                                        1994                                     1993
- -----------------------------------------------------------------------------------------------------
Federal statutory rate                                  35.0%                                    35.0%
Federal tax rate change                                   --                                     (4.0%)
- -----------------------------------------------------------------------------------------------------
Effective income tax rate                               35.0%                                    31.0%
=====================================================================================================


The components of the net deferred tax asset were as follows:

                                                     1994                                     1993
- -----------------------------------------------------------------------------------------------------
Deferred tax assets:
  Loss reserve discount                          $ 2,158,510                              $ 1,859,680
  Accrued reinsurance premiums                     1,241,924                                  890,399
  Unrealized loss on investments                     962,449                                       --
  Unearned premium reserve reduction                 780,408                                  677,586
  Uncollectible reinsurance                          291,531                                  243,591
  Operating loss carryforwards                            --                                  362,973
  Other                                              127,750                                  115,500
- -----------------------------------------------------------------------------------------------------
                                                   5,562,572                                4,149,729
- -----------------------------------------------------------------------------------------------------

Deferred tax liabilities:
  Deferred acquisition costs                       1,004,217                                  882,863
  Other                                                7,478                                    6,402
- -----------------------------------------------------------------------------------------------------
                                                   1,011,695                                  889,265
- -----------------------------------------------------------------------------------------------------
Deferred income taxes, net                       $ 4,550,877                              $ 3,260,464
=====================================================================================================

As of December 31, 1994, the Company has tax basis federal net operating loss carryforwards of $22 million, which expire in various amounts from 1996 to 2000. Since these loss carryforwards relate to separate return years, they are subject to certain limitations with respect to utilization. Although not all of the Company's net operating losses have been utilized in the consolidated tax return of which the Company is a member, under the Company's tax sharing agreement, the Company reflected tax benefit for the utilization of these losses of approximately $362,973 during 1994. Cumulatively, tax benefits of approximately $7.7 million have been realized by the Company under the tax sharing agreement.

Should the Company be sold, as discussed in Note A, its tax basis net operating loss carryforwards will be reattributed to TUSHI in accordance with Internal Revenue Code Section 1.1502-20(g), and accordingly, will not be available to the purchaser of the Company. In addition if sold, realization of the Company's net deferred tax asset will be dependent upon the buyer's tax and organizational structure and future operating plans for the Company. Should the Company not be sold, management believes that based on recent earnings history and future earnings expectations, the Company will realize the net deferred tax asset.


NOTE F--RELATED PARTY TRANSACTIONS

Notes Receivable - Affiliates

On October 30, 1991 and December 22, 1992, the Company invested $20,000,000 and $24,660,000, respectively, in notes receivable from affiliated companies. The notes receivable are due on October 30, 1996, but may be prepaid at any time at the issuer's option without penalty. The notes bear a rate of interest of prime plus one percent, payable quarterly. Interest earned on the notes totaled $3,637,323 and $3,126,180 for 1994 and 1993, respectively. Interest accrued and unpaid at December 31, 1994 and 1993 was $11,624 and $8,563, respectively. The carrying value of these notes receivable approximates fair value.

Management Agreement

The Company has entered into an agreement with an affiliated company, Lincoln Management Company (Manager), whereby the Manager acts as the sole managing agent for the Company's operations. Under this agreement, the Manager receives a quarterly fee for services rendered equal to a contractually defined proration of actual expenses incurred. This management contract has been approved by the Delaware Insurance Department. Management fees for 1994 and 1993 were $3,774,199 and $3,398,704, respectively.


NOTE G--COMMITMENTS AND CONTINGENCIES

The Company at December 31, 1994 is contingently liable for annuities purchased under structured settlement arrangements in the amount of $319,219.


NOTE H--EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT ACCOUNTANT'S REPORT

As discussed in Note A and E, on May 30, 1995, LIGI sold all of the common stock of the Company to Markel Corporation for approximately $24,300,000 in cash. Prior to the closing date of the sale, the preferred stock of the Company was redeemed through an assignment by the Company of the notes receivable from affiliates in the amount of $44,660,000 to the preferred stockholder and the payment of $5,340,000 of cash. Also, the Company declared and paid an extraordinary dividend of approximately $11,887,000 prior to the sale.

Item 7b.  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 30, 1995 Markel Corporation acquired all of the issued and outstanding shares of common stock of Lincoln from LIGI, an operating unit of The Thomson Corporation. Total consideration for the stock of Lincoln and certain other agreements was approximately $24.3 million.

The unaudited pro forma consolidated balance sheet set forth below reflects how the balance sheet of the Registrant might have appeared at March 31, 1995 if the acquisition of Lincoln had been consummated at that date. The unaudited pro forma consolidated statements of income for the three months ended March 31, 1995 and the year ended December 31, 1994 were prepared as if the acquisition of Lincoln were effective as of January 1, 1995 or January 1, 1994, as appropriate.

The Registrant expects to significantly reorganize Lincoln's business operations and renew certain portions of Lincoln's business in the Registrant's existing subsidiary, Essex. The unaudited pro forma consolidated financial statements do not purport to represent what the combined results of operations of the Registrant and Lincoln would have been if the acquisition had occurred on January 1, 1995 or 1994, nor do they represent what the combined operations of the companies may be in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of the Registrant and related notes thereto as incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

                      MARKEL CORPORATION AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1995
                             (dollars in thousands)
                                  (Unaudited)

                                                                                        Pro Forma Adjustments
                                                                                   -------------------------------
                                                        Markel          Lincoln     Preacquisition       Purchase        Markel and
                                                     Consolidated    Insurance Co.   Transactions      Adjustments        Lincoln
                                                     (Historical)    (Historical)     (Note 2a)          (Note 2)        Pro Forma
- -----------------------------------------------------------------------------------------------------------------------------------

 ASSETS
  Investments, available-for-sale,
    at estimated fair value
   Fixed maturities                                   $   489,236      $  82,066       $ (22,643)      $     --         $   548,659
   Equity securities                                      116,511             --              --             --             116,511
   Short-term investments                                  83,741             --              --         (7,259) (2c)        76,482
- -----------------------------------------------------------------------------------------------------------------------------------

               Total investments                          689,488         82,066         (22,643)        (7,259)            741,652
- -----------------------------------------------------------------------------------------------------------------------------------

  Cash and cash equivalents                                 2,493          1,726              --             --               4,219
  Receivables                                             100,116          4,385             (12)         1,306  (2e)       105,795
  Notes receivable-affiliates                                  --         44,660         (44,660)            --                  --
  Reinsurance recoverable on unpaid losses                188,067          7,688              --             --             195,755
  Reinsurance recoverable on paid losses                   39,289            554              --             --              39,843
  Deferred policy acquisition costs                        26,917          2,568              --             --              29,485
  Prepaid reinsurance premiums                             40,741            247              --             --              40,988
  Property and equipment                                   42,343             --              --             --              42,343
  Intangible assets                                        45,008             --              --           (827) (2b)        44,181
  Deferred tax asset                                        4,392          4,157              --             --               8,549
  Other assets                                             17,580             --              --             --              17,580
- -----------------------------------------------------------------------------------------------------------------------------------

               Total assets                           $ 1,196,434      $ 148,051       $ (67,315)      $ (6,780)        $ 1,270,390
===================================================================================================================================

 LIABILITIES AND
 STOCKHOLDERS' EQUITY
  Unpaid losses and loss adjustment expenses          $   655,471      $  37,785              --       $  3,512  (2e)   $   696,768
  Unearned premiums                                       154,000         10,225              --             --             164,225
  Payables to insurance companies                          88,328          3,408              --             --              91,736
  Long-term debt                                          100,699             --              --         17,000  (2c)       117,699
  Other liabilities                                        39,661          6,453          (5,427)         1,000  (2d)        41,687
  Redeemable preferred stock                                   --         50,000         (50,000)            --                  --
- -----------------------------------------------------------------------------------------------------------------------------------

               Total liabilities                        1,038,159        107,871         (55,427)        21,512           1,112,115
- -----------------------------------------------------------------------------------------------------------------------------------

 Stockholders' equity
  Common stock and paid-in capital                         22,948         27,523          (6,523)       (21,000) (2f)        22,948
  Retained earnings                                       128,398         13,410          (5,365)        (8,045) (2f)       128,398
  Net unrealized gains (losses) on fixed
    maturities and equity securities, net of taxes          6,929           (753)             --            753 (2f)          6,929
- -----------------------------------------------------------------------------------------------------------------------------------

               Total stockholders' equity                 158,275         40,180         (11,888)       (28,292)            158,275
- -----------------------------------------------------------------------------------------------------------------------------------

               Total liabilities and
                 stockholders' equity                 $ 1,196,434      $ 148,051       $ (67,315)      $ (6,780)        $ 1,270,390
===================================================================================================================================

See accompanying Notes to Pro Forma Consolidated Financial Statements.

                      MARKEL CORPORATION AND SUBSIDIARIES

                   Pro Forma Consolidated Statement of Income
                       Three Months Ended March 31, 1995
                 (dollars in thousands, except per share data)
                                  (Unaudited)

                                                                                        Pro Forma Adjustments
                                                                                   -------------------------------
                                                        Markel          Lincoln     Preacquisition       Purchase        Markel and
                                                     Consolidated    Insurance Co.   Transactions      Adjustments        Lincoln
                                                     (Historical)    (Historical)     (Note 3a)          (Note 3)        Pro Forma
- -----------------------------------------------------------------------------------------------------------------------------------

 OPERATING REVENUES
 Earned premiums                                        $  65,784        $ 6,019        $     --        $  (369) (3c)      $ 71,434
 Net investment income                                      8,368          2,143          (1,422)          (109) (3b)         8,980
 Net realized gains (losses) from investment sales          1,563             (7)             --             --               1,556
 Other                                                        810             --              --             --                 810
- -----------------------------------------------------------------------------------------------------------------------------------

               TOTAL OPERATING REVENUES                    76,525          8,155          (1,422)          (478)             82,780
- -----------------------------------------------------------------------------------------------------------------------------------

 OPERATING EXPENSES
 Losses and loss adjustment expenses                       42,023          3,766              --           (208) (3c)        45,581
 Underwriting, acquisition and insurance expenses          22,605          2,287              --           (197) (3c)        24,695
 Other                                                        417             --              --             --                 417
 Amortization of intangible assets                            703             --              --            (30) (3d)           673
- -----------------------------------------------------------------------------------------------------------------------------------

               TOTAL OPERATING EXPENSES                    65,748          6,053              --           (435)             71,366
- -----------------------------------------------------------------------------------------------------------------------------------

               OPERATING INCOME                            10,777          2,102          (1,422)           (43)             11,414
 Interest                                                   1,939             --              --            340  (3e)         2,279
- -----------------------------------------------------------------------------------------------------------------------------------

               INCOME (LOSS) BEFORE INCOME TAXES            8,838          2,102          (1,422)          (383)              9,135
 Income taxes                                               2,298            736            (498)          (135) (3f)         2,401
- -----------------------------------------------------------------------------------------------------------------------------------

               NET INCOME                               $   6,540        $ 1,366        $   (924)       $  (248)           $  6,734
===================================================================================================================================

 Earnings per share

               Primary                                     $ 1.17                                                            $ 1.21
- -----------------------------------------------------------------------------------------------------------------------------------

               Fully diluted                               $ 1.17                                                            $ 1.21
===================================================================================================================================


Average primary shares outstanding (in thousands)           5,570                                                             5,570
===================================================================================================================================

See accompanying Notes to Pro Forma Consolidated Financial Statements.

                      MARKEL CORPORATION AND SUBSIDIARIES

                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1994
                 (dollars in thousands, except per share data)
                                  (Unaudited)

                                                                                        Pro Forma Adjustments
                                                                                   -------------------------------
                                                        Markel          Lincoln     Preacquisition       Purchase        Markel and
                                                     Consolidated    Insurance Co.   Transactions      Adjustments        Lincoln
                                                     (Historical)    (Historical)     (Note 3a)          (Note 3)        Pro Forma
- ----------------------------------------------------------------------------------------------------------------------------------

 OPERATING REVENUES
 Earned premiums                                       $  243,067       $ 23,330     $        --     $  (10,650) (3c)     $ 255,747
 Net investment income                                     29,110          7,564          (4,937)          (436) (3b)        31,301
 Net realized gains from investment sales                   3,870             30              --             --               3,900
 Other                                                      3,646             --              --             --               3,646
- -----------------------------------------------------------------------------------------------------------------------------------

               TOTAL OPERATING REVENUES                   279,693         30,924          (4,937)       (11,086)            294,594
- -----------------------------------------------------------------------------------------------------------------------------------

 OPERATING EXPENSES
 Losses and loss adjustment expenses                      156,169         13,860              --         (5,870) (3c)       164,159
 Underwriting, acquisition and insurance expenses          80,681          8,499              --         (3,801) (3c)        85,379
 Other                                                      2,386             --              --             --               2,386
 Amortization of intangible assets                          7,051             --              --           (118) (3d)         6,933
- -----------------------------------------------------------------------------------------------------------------------------------

               TOTAL OPERATING EXPENSES                   246,287         22,359              --         (9,789)            258,857
- -----------------------------------------------------------------------------------------------------------------------------------

               OPERATING INCOME                            33,406          8,565          (4,937)        (1,297)             35,737
 Interest                                                   7,675             --              --          1,360  (3e)         9,035
- -----------------------------------------------------------------------------------------------------------------------------------

               INCOME (LOSS) BEFORE INCOME TAXES           25,731          8,565          (4,937)        (2,657)             26,702
 Income taxes                                               7,142          2,998          (1,728)          (930) (3f)         7,482
- -----------------------------------------------------------------------------------------------------------------------------------

               NET INCOME                              $   18,589       $  5,567     $    (3,209)    $   (1,727)          $  19,220
===================================================================================================================================

 Earnings per share

               Primary                                     $ 3.33                                                            $ 3.45
- -----------------------------------------------------------------------------------------------------------------------------------

               Fully diluted                               $ 3.33                                                            $ 3.45
===================================================================================================================================

Average primary shares outstanding (in thousands)           5,569                                                             5,569
===================================================================================================================================

See accompanying Notes to Pro Forma Consolidated Financial Statements.

                      MARKEL CORPORATION AND SUBSIDIARIES

              Notes to Pro Forma Consolidated Financial Statements
                                  (Unaudited)

1. Basis of presentation

On May 30, 1995 the Registrant acquired 100% of the common stock of Lincoln. The purchase price for the net assets acquired and certain agreements was $24.3 million. The purchase price was funded as follows:

     Cash                                                           $  7,259,000
     Borrowings under existing lines of credit                        17,000,000
                                                                    ------------
                                                                    $ 24,259,000
                                                                    ============

The accompanying unaudited pro forma consolidated balance sheet and statements of income are provided to illustrate the effect of the purchase on the Registrant and have been prepared using the purchase method of accounting. The unaudited pro forma consolidated financial statements reflect how the balance sheet might have appeared at March 31, 1995 if the acquisition had been consummated at that date and how the statements of income for the three months ended March 31, 1995 and for the year ended December 31, 1994 might have appeared if the acquisition had been consummated on January 1, 1995 or 1994, respectively. Certain reclassifications of Lincoln's historical financial statements have been made to conform with the Registrant's presentation.

2. Adjustments to unaudited pro forma consolidated balance sheet

The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1995 reflects certain adjustments which are explained below. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

(a) To remove the assets and liabilities of Lincoln not purchased as part of the acquisition from the balance sheet, as follows:

          - redemption of 5,000 shares of Adjustable Rate Cumulative Redeemable Preferred Stock, with accrued dividends

          - retirement of notes receivable from affiliates, with accrued interest

          - payment of an extraordinary dividend to Lincoln's former parent

          - payment of income taxes due to Lincoln's former parent

(b) To record the allocation of net purchase price as follows:

          Fair value of net assets acquired                         $ 25,086,000
          Excess of fair value over cost of net assets acquired         (827,000)
                                                                    ------------
                                                                    $ 24,259,000
                                                                    ============

(c) To record the debt incurred to finance the acquisition and to record the cash paid at closing.

(d) To accrue severance and relocation costs for employees of Lincoln as agreed to by the Registrant and Lincoln's employees in the plan for Lincoln's reorganization.

(e) To strengthen unpaid losses and loss adjustment expenses reserves to bring Lincoln's reserves into compliance with the Registrant's reserving policies and to record an indemnity recoverable from the Seller.

(f) To record consolidating and eliminating entries.

3. Adjustments to unaudited pro forma consolidated statements of income

The accompanying unaudited pro forma consolidated statements of income for the three months ended March 31, 1995 and for the year ended December 31, 1994 reflect certain adjustments which are explained below. These adjustments are required to give effect to matters directly attributable to the purchase and to eliminate non-recurring items in the historical combined financial statements. Explanations of these adjustments are as follows:

(a) To remove the impact of assets and liabilities not purchased as part of the acquisition from the results of operations; see Note 2(a).

To record pro forma adjustments related to the acquisition of Lincoln, the following assumptions were used:

(b) Reduction in investment income due to net cash used in funding the transaction; the rate of return is calculated at 6%.

(c) Lincoln will be reorganized and will cease writing new and renewal business as soon as practicable after the transaction. It is assumed, solely for purposes of these pro forma financial statements, that Essex, a wholly-owned subsidiary of the Registrant, will retain approximately $6.0 million of Lincoln's former business each year ($1.5 million quarterly). It is further assumed that the loss reserves associated with Lincoln's unearned premium reserves will be reserved at a 100% combined ratio and Essex will reserve any business that it retains at an initial combined ratio of 100%.

(d) Excess of fair value over cost of net assets acquired is amortized on a straight line basis over 7 years, the estimated time period necessary to run-off Lincoln's reserves for unpaid losses and loss adjustment expenses.

(e) Interest on borrowed funds is assumed to be 8%.

(f) Taxes are calculated at an assumed 35% statutory rate.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 13th day of June, 1995.


                              MARKEL CORPORATION



                              By  Darrell D. Martin
                                  ---------------------------
                                   Darrell D. Martin
                                   Executive Vice President and
                                   Chief Financial Officer

                                 EXHIBIT INDEX

                                                                                                Page No.
                                                                                                ---------

2(a)      Stock Purchase Agreement dated as of April 5, 1995, between Markel
          Corporation and Lincoln Insurance Group, Inc. as amended by
          Amendment dated May 30, 1995

2(b)      Indemnification Agreement between Markel Corporation and Lincoln
          Insurance Group, Inc. dated May 30, 1995

2(c)      Guaranty provided by The Thomson Corporation in favor of Markel
          Corporation dated May 30, 1995

23 Consent of Price Waterhouse to incorporation by reference of their report included as part of this report on Form 8-K